DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2011 AND 2010

AND

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm

1

Consolidated Financial Statements

Balance Sheets

2

Statements of Income and Comprehensive Income

3

Statements of Changes in Shareholders’ Equity

4

Statements of Cash Flows

5

Notes to Consolidated Financial Statements

6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
Digital Entertainment International Limited

We have audited the accompanying consolidated balance sheets of Digital Entertainment International Limited (the “Company”) as of September 30, 2011 and 2010, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

January 19, 2012

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)
	September 30,
	2011	2010
ASSETS
Current assets
Cash	$ 8,401,778	$ 4,395,565
Accounts receivable, net	5,044,078	1,716,523
Advances to suppliers, net	1,357,986	3,672,116
Loan receivable	7,581,005	-
Inventory	3,250,698	3,815,190
Deferred tax assets, current	1,087,070	842,150
Other current assets	141,550	991,303
Total current assets	26,864,165	15,432,847
Property, plant and equipment, net	15,164,534	1,675,077
Deferred tax assets, non-current	1,059,393	55,932
Long-term deposits	3,796,504	2,558,660
Long-term advances to suppliers	-	6,791,095
Total assets	$ 46,884,596	$ 26,513,611

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term bank loans	$ 6,265,370	$ 4,483,528
Accounts payable	5,644,217	3,689,665
Accrued expenses	1,716,730	883,218
Deferred revenue	14,927,957	3,471,431
Other payable	1,860,729	318,765
Taxes payable	2,202,375	1,818,061
Due to related parties	27,112	665,008
Dividend payable	1,613,333	2,153,588
Total current liabilities	34,257,823	17,483,264
Long-term deposits from customers	2,210,109	1,484,048
Long-term payable	140,971	-
Total liabilities	36,608,903	18,967,312
Contingency and commitment
Shareholders' equity
Common shares, $ 0.13 par value, 10,000 shares authorized
and 100 shares issued at September 30, 2011	13	-
Additional paid-in capital	430,555	263,651
Statutory reserve	131,825	131,825
Accumulated other comprehensive income	706,945	99,221
Retained earnings	9,006,355	7,051,602
Total shareholders' equity	10,275,693	7,546,299
Total liabilities and shareholders' equity	$ 46,884,596	$ 26,513,611

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN US DOLLARS)

	Year Ended September 30,
	2011	2010

Revenues	$ 70,852,332	$ 55,520,738
Cost of revenues	(46,592,658)	(35,191,894)

Gross profit	24,259,674	20,328,844

Selling, general and administrative expenses	(5,127,130)	(4,860,659)

Income from operations	19,132,544	15,468,185

Other income (expenses)
Interest expense	(185,046)	(48,868)
Subsidy income	69,960	369,944
Other income	40,726	58,760
Total other income (expenses)	(74,360)	379,836

Income before income taxes	19,058,184	15,848,021

Provision for income taxes	4,332,747	4,275,291

Net income	14,725,437	11,572,730

Other comprehensive income
Foreign currency translation gain	607,724	140,490

Comprehensive income	$ 15,333,161	$ 11,713,220

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(IN US DOLLARS)

YEAR ENDED SEPTEMBER 30, 2011 AND 2010

						Accumulated
	Common Shares			Retained earnings		Other
	Number of		Additional Paid	Statutory		Comprehensive
	Shares	Amount	in Capital	Reserve	Unrestricted	Income	Total

Balance at September 30, 2009	-	$ -	263,651	$ 131,825	$ 2,839,725	$ (41,269)	$ 3,193,932

Net income for the year	-	-	-	-	11,572,731	-	11,572,731
Dividends declared	-	-	-	-	(7,360,854)	-	(7,360,854)
Foreign currency translation gain	-	-	-	-	-	140,490	140,490

Balance at September 30, 2010	-	-	263,651	131,825	7,051,602	99,221	7,546,299

Issuance of common shares	100	13	166,904				166,917
Net income for the year	-	-	-	-	14,725,437	-	14,725,437
Dividends declared	-	-	-	-	(12,770,684)	-	(12,770,684)
Foreign currency translation gain	-	-	-	-	-	607,724	607,724
Balance at September 30, 2011	100	$ 13	$ 430,555	$ 131,825	$ 9,006,355	$ 706,945	$ 10,275,693

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)
	Year Ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$ 14,725,437	$ 11,572,730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	620,184	375,543
Provision for (recovery of) doubtful accounts	(975,036)	98,816
Loss on uncollectible rent deposit	118,915	-
Loss on disposal of leasehold improvement	346,770	-
Deferred tax benefit	(1,177,008)	(137,284)
Changes in operating assets and liabilities
Accounts receivable	(2,647,512)	268,179
Loan receivable	(6,713,672)	-
Inventory	712,322	(1,282)
Advances to suppliers	2,885,783	(6,842,079)
Other current assets	67,576	(899,175)
Deferred revenue	11,025,449	1,163,501
Accounts payable	1,735,615	330,301
Taxes payable	289,980	658,856
Accrued expenses	772,546	203,739
Other payable	(38,771)	(667,753)
Net cash provided by operating activities	21,748,578	6,124,092
Cash flows from investing activities
Repayment of long-term advances to suppliers	6,950,928	-
Payments on construction in progress	(229,453)	-
Purchase of property and equipment	(12,147,224)	(13,890)
Payments for long-term deposits	(1,088,770)	(2,094,724)
Net cash used in investing activities	(6,514,519)	(2,108,614)
Cash flows from financing activities
Net proceeds from capital contributions	166,917
Proceeds from short-term loans	6,118,734	4,404,093
Proceeds from long-term customer deposits	639,408	820,629
Repayment of related parties loans	(654,183)	(2,939,002)
Repayment of short-term loans	(4,589,051)	-
Dividend paid	(13,209,582)	(5,583,068)
Net cash used in financing activities	(11,527,757)	(3,297,348)
Effect of exchange rate change on cash	299,911	85,514
Net increase in cash	4,006,213	803,644
Cash, beginning of year	4,395,565	3,591,921
Cash, end of year	$ 8,401,778	$ 4,395,565
Supplemental cash flow disclosure
Income taxes paid	$ 5,457,796	$ 4,195,695
Interest paid	339,152	85,033
Noncash investing transactions:
Obligation payable on acquisition of property and equipment	1,685,398	-

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying consolidated financial statements include the financial statements of Digital Entertainment International Limited (“Digital HK”, or the “Company”); its wholly owned subsidiary, Beijing Dingtai Guanqun Culture Co., Ltd. (“DGC”); Beijing FAB Cultural Media Co., Ltd. (“FAB Media”) and Beijing FAB Digital Entertainment Products Co., Ltd. (“FAB Digital”), which are variable interest entities (“VIEs”) of DGC; and subsidiary of FAB Digital, Beijing Jing Lvtong Travel and Science Technology Co., Ltd. (“JLTST”).

The Company, through its wholly owned subsidiary and its VIEs, is engaged in marketing and distributing various officially licensed digital entertainment products under the “FAB” brand throughout the PRC, including but not limited to audiovisual products such as Compact Discs, Video Compact Discs and Digital Video Disks as well as books, magazines, mobile phone accessories and cameras. The Company’s products and services are primarily distributed through its flagship stores, proprietary “FAB” kiosks and online virtual stores. FAB kiosks, located in high-traffic areas of office buildings, shopping malls, retails stores and airports, are self-service terminals that provide a range of entertainment and business applications.

Digital HK was incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“PRC”) in November 2010. It was 85% owned by Universal Entertainment Group Limited (“UEG”), and 15% owned by Eon Capital International Inc. (“ECI”). In June, 2011, ECI agreed to transfer its 15% ownership of Digital HK to UEG at HK$1.00 per share. As of September 30, 2011, Digital HK is wholly owned by UEG.

Digital HK is a holding company and conducts its business through its wholly owned subsidiary, DGC, which is a wholly foreign-owned enterprise (“WFOE”) with limited liability incorporated in the PRC in March 2011. DGC has entered into a series of contractual agreements with the owners of FAB Digital and FAB Media.

FAB Digital was incorporated as a private enterprise in the PRC in September 2003 with a registered capital of 1 million Renminbi (“RMB”). FAB Digital specializes in the distribution of cultural and audio visual products through its two flagship stores in Beijing as well as its online stores. JLTST, which is fully owned by FAB Digital, was incorporated in the PRC in November 2010 with a registered capital of RMB 1 million.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

FAB Media was incorporated as a private enterprise in the PRC in April 2008 with a registered capital of RMB 1 million.). FAB Media is primarily engaged in operating and providing proprietary multimedia kiosks for music downloads, information exchange and advertising.

In February and March 2011, a series of contractual arrangements were entered into among DGC, FAB Digital, FAB Media and its individual shareholders.  Such arrangements include an Exclusive Service Agreement, a Share Pledge Agreement, an Option Agreement and a Voting Right Proxy Agreement.

Pursuant to these agreements, DGC has the exclusive right to provide to FAB Digital and FAB Media consulting services related to business operation and management.  The key terms of these agreements include:

1)

DGC has the sole discretion to make all operating and business decisions for FAB Digital and FAB Media on behalf of the equity owners, including business operations, policies and management, approving all matters requiring shareholder approval;

2)

FAB Digital and FAB Media have agreed to pay all of the operating costs incurred by DGC, and intended to transfer 100% of the income earned to DGC; DGC also has the right to determine the amount of the fees it will receive;

3)

During the term of these agreements, DGC will retain the rights to the intellectual properties if they are created by DGC;

4)

FAB Digital and FAB Media may not enter into any other agreements with any third party to receive consulting service without the prior consent of DGC;

5)

The equity owners pledge their respective equity interests in the FAB Digital and FAB Media as a guarantee for the payment of technical and consulting services fees under the Exclusive Service Agreement;

6)

The shareholders of FAB Digital and FAB Media have irrecoverably and unconditionally granted DGC or its designee an exclusive option to purchase, to the extent permitted by PRC laws, all or any portion of equity interest of the FAB Digital and FAB Media.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

All these contractual agreements obligate DGC to absorb a majority of the risk of loss from FAB Digital and FAB Media’s activities and entitle DGC to receive a majority of its residual returns.  In essence, DGC has gained effective control over both FAB Digital and FAB Media. Based on these contractual arrangements, the Company believes that both FAB Digital and FAB Media should be considered as variable interest entities (“VIEs”) under the FASB Accounting Standards Codification (“ASC”) 810, “Consolidation”. Accordingly, management believes that the accounts of these two entities should be consolidated with those of DGC, the primary beneficiary.

Digital HK is effectively controlled by the majority shareholders of FAB Digital and FAB Media. Digital HK has 100% equity interest in DGC. Accordingly, DGC, FAB Digital and FAB Media are effectively controlled by the same majority shareholders.

Therefore, DGC, FAB Digital and FAB Media are considered under common control. The consolidation of DGC, FAB Digital and FAB Media has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between DGC and FAB Digital and FAB Media had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (“U. S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the financial statements of Digital HK, DGC, FAB Digital, FAB Media and JLTST. All intercompany transactions and balances have been eliminated upon consolidation.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment; the allowance for doubtful accounts; the realization of deferred tax assets, the valuation of inventories, land use right and property, plant and equipment; and accruals for income tax uncertainties and other contingencies when applicable. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, and foreign currency exchange rates.

The Company has significant operating risk in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in a material adverse effect upon the Company’s business and financial condition.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable consist of balances due from wholesale customers. Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts. The Company does periodical reviews to determine whether the outstanding amounts are collectible. If the collectability of the balances becomes doubtful, an allowance is established for possible uncollectible balances.

Advances to Suppliers

Advances to suppliers represent payments made in advance for goods and services to be received. The Company makes advances to audiovisual products publishers in order to maintain long-term relationships with the vendor. In addition, the Company is required to pay the FAB kiosks manufacturer in advance.

Inventory

Inventory is recorded at the lower of cost or market, using the first-in, first-out (“FIFO”) method. The Company estimates net realizable value based on current market value and inventory aging analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market values based upon certain assumptions about future demand and market conditions. As of September 30, 2011 and 2010, inventory consists of finished goods, and no reserve for slow-moving or obsolete inventory is considered necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization is calculated on the straight-line method over the estimated useful lives of the assets as set out below:

Estimated Useful Life
Electronic equipment	5 years
Office furniture and equipment	5 years
Vehicles	5 years
Building	50 years
Leasehold improvements	Shorter of lease terms or estimated useful life

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Product revenue is recognized when title to the product has transferred to customers in accordance with the terms of the sale; the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Revenues are recorded net of applicable sales taxes.

The Company derives revenue from retail sales, wholesales of merchandise inventory, and FAB kiosk sales. Revenue from FAB kiosk sales includes download service revenue, membership card revenue, advertisement revenue and licensing revenue.

Revenue from retail sales and wholesales is recognized at the point-of-sale. Download service revenue is recognized when substantially all material services or conditions relating the sales have been performed or satisfied, and the Company has no obligation to refund any payment (cash or otherwise) received. Membership card revenue is amortized over the life of the membership period, membership cards with par value of RMB 100 have an expiration period of three months, and par value of RMB 200, 300, 400 and 500 have an expiration period of twelve months. Advertisement revenue is recognized over the contract period which usually expires within four months. Licensing revenue is amortized ratably over the term of the agreement which is generally five years long.

Cost of Revenues

Cost of revenues consists primarily of costs associated with purchasing, receiving, shipping, inspecting and warehousing products.

Selling, General and Administrative (“SG&A”) Expenses

Included in SG&A expenses are payroll and related costs, store operating costs, occupancy charges, professional and service fees, general operating and overhead expenses and depreciation charges.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company principally operates in the PRC and its functional currency is the Chinese currency RMB.  The reporting currency of the Company is the US dollar. The Company does not enter into any transactions denominated in foreign currencies. The financial statements of the Company are translated into United States dollars using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from translating the local currency financial statements into U.S. dollars are included in comprehensive income. The cumulative translation adjustment was included as an item of accumulated other comprehensive income/ (loss) in the shareholders’ equity section of the balance sheet.

Comprehensive Income

The Company has adopted ASC 220, “Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. The Company’s accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurement”, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

Estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates. The carrying amounts of short-term loans approximate their fair values because the applicable interest rates approximate current market rates.

As of September 30, 2011 and 2010, the Company's financial instruments include cash, accounts receivable, advances to suppliers, inventory, loan receivable, short-term bank loans, accounts payable, deposits from customer, deferred revenues, accrued expenses, taxes payable, dividends payable and due to related parties. The fair values of these financial instruments approximate their carrying amounts due from/to their short-term nature. The carrying value of long-term deposits, advances and payables approximates fair value based on their terms, which represent those available to the Company for similar instruments.

Income Taxes

The Company is subject to the Income Tax Laws of the PRC. It did not generate any taxable income outside of the PRC for the years ended September 30, 2011 and 2010. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The components of deferred tax assets are individually classified as current and non-current based on their characteristics.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

ASC 740-10-25 prescribes a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There are no material uncertain tax positions as of September 30, 2011 and 2010, respectively. All tax returns since inception are subject to examination by tax authorities.

Value Added Taxes

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU 2011-04 expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively. This guidance will be effective for the Company beginning January 1, 2012. The Company anticipates that the adoption of this standard will not materially affect its consolidated financial statements.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”. ASU 2011-05 eliminates the option to report other comprehensive income and its components in the statements of changes in equity. ASU 2011-05 requires that all non-owner changes in shareholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. This new guidance is to be applied retrospectively. This guidance will be effective for the Company beginning January 1, 2012. The Company anticipates that the adoption of this standard will not change the presentation of its consolidated financial statements.

3 - ADVANCES TO SUPPLIERS

Advances to suppliers as of September 30, 2011 and 2010 consist of the following:

	September 30,
	2011	2010
Advances to suppliers	$ 1,359,564	$ 10,907,735
Allowance for doubtful accounts	(1,578)	(444,524)
Advances to suppliers, net	1,357,986	10,463,211
Current portion	(1,357,986)	(3,672,116)
Advances to suppliers - long-term	$ -	$ 6,791,095

The Company reviews the advances to suppliers periodically to determine whether the carrying value has become impaired. The Company considers the assets to be impaired if facts and circumstances indicate that the collectability of the services or materials become doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. Historically if the Company cannot receive goods within 270 days, the possibility of collectability is rare. As a result, the company’s policy is to provide 100% allowance.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3 - ADVANCES TO SUPPLIERS (Continued)

The valuation allowance is adjusted to the amount computed as a result of the aging method. Whenever facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The allowances of doubtful accounts were $1,578 and $444,524 for the years ended September 30, 2011 and 2010, respectively. During the year ended September 30, 2011, the Company recovered $ 453,445 of previously reserved doubtful account balances.

The long-term advances to suppliers consist mainly of a prepayment to Beijing Yide Real Estate Development Co., LTD (“YIDE”) for land purchase and building construction. In May 2011, the contract with YIDE was terminated, and the prepayment was fully refunded.

4 - ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2011 and 2010 consist of the following:

	September 30,
	2011	2010
Accounts receivable	$5,044,078	$2,226,120
Allowance for doubtful accounts	-	(509,597)
Accounts receivable, net	$5,044,078	$1,716,523

Currently, the Company grants credit to customers with well-established credit history with a term of six to twelve months while the Company generally requests other customers to pay either in advance or upon delivery. For past due receivables, the Company usually provides full provision. During the year ended September 30, 2011, the Company recovered $ 521,591 of previously reserved doubtful account balances.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 - PROPERTY AND EQUIPMENT

Property and equipment and their related accumulated depreciation are as follows:

	September 30,
	2011	2010
Electronic equipment	$1,207,738	$809,390
Office furniture and equipment	114,389	93,653
Vehicles	56,094	53,521
Building	12,530,739	-
Leasehold improvements	2,752,229	1,764,783
	16,661,189	2,721,347
Less: Accumulated depreciation	(1,731,606)	(1,046,270)
	14,929,583	1,675,077
Construction in process	234,951	-
Total property, plant and equipment, net	$15,164,534	$1,675,077

In April 2011, the Company purchased a building for $12,237,468 (RMB 80,000,000). As of the date of this report, the Company has not received the related property ownership certificate and the land use right certificate. Management of the Company estimate these certificates will be obtained in the first half of 2012, and the building is used for operations since April 2011. As a result, depreciation expense on the building has been recorded.

Construction-in-progress included leasehold improvements in progress at a newly leased location for a new flagship store. This new store is currently under remodeling and is not in operation. No depreciation is provided for construction-in-progress until   the assets are placed into service.

Depreciation expense for the years ended September 30, 2011 and 2010 was $620,184 and $375,543, respectively.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 - LONG-TERM DEPOSITS

Deposits include no-piracy sales guaranty deposits made to product licensors by FAB Digital and rent deposits made to landlords. The deposits for no-piracy sales guaranties are fully refundable when FAB Digital decides to terminate the license agreements with the licensors to sell their products. The rent deposits are also fully refundable at the end of the lease term.

7 - LOANS RECEIVABLE

Loans receivable consists of the following:

	September 30,
	2011	2010
Beijing Yirun Baiyuan Trading Co., Ltd.	$6,312,360	$ -
Beijing Long Xingtang Advertising Co., Ltd.	1,268,645	-
Total loan receivable	$7,581,005	$ -

In 2011, the Company entered into various loan arrangements providing credit lines to unrelated third parties with no maximum borrowing levels and a maximum term of six months plus options to renew. Interest is at 10% per annum.

The interest receivables imputed on the outstanding loan receivable were $121,266 and $0 for the year ended September 30, 2011 and 2010, respectively.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 - SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	September 30,
	2011	2010
Loan from China Development Bank	$4,699,027	$4,483,528
Loan from China Merchants Bank	1,566,343	-
Total short-term bank loans	$6,265,370	$4,483,528

Short-term bank loans are primarily used for working capital needs. On March 23, 2011, FAB Digital entered into a new loan agreement with China Merchants Bank (“CMB”) for a one-year term loan (due March 31, 2012) in the amount of RMB 10,000,000 (approximately $1.5 million). The loan has a variable interest rate based on the one year benchmark rates of similar loans published by the People’s Bank of China plus 30 basis points, adjustable on a monthly basis. The loan was guaranteed and collateralized by the video product copyrights of FAB Digital, and the software copyrights and personal house property owned by the Chief Executive Officer.

The loan from China Development Bank (“CDB”) had a one-year term due May 24, 2011 which was fully repaid.  On June 10, 2011, FAB Digital entered into another loan agreement with CDB for a one-year term loan due June 14, 2012 in the amount of RMB 30,000,000 (approximately $4.7 million). The loan has a variable interest rate based on the one year benchmark rates of similar loans published by the People’s Bank of China plus 10 basis points, adjustable on a monthly basis. In connection with the loan agreement, the major shareholders of the FAB Digital entered into a share pledge agreement with Beijing Medium and Small Business Credit Guarantee Company (“CGC”) in which 100% of their respective equity interest in the Company is collateralized, as well as the copyright and trademark of FAB Digital, and the personal house property owned by the Chief Finance Officer. Accordingly, CGC provides commercial guaranty to the loan from CDB.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - RELATED-PARTY TRANSACTIONS

The table below sets forth the related parties and their affiliation with the Company:

Related Parties	Affiliation with the Company

Hongxiang Audio & Video Products Co., Ltd.	Affiliated Company controlled by Mr. Zhang Hongcheng

Guangdong Endless Culture Co., Ltd.	Affiliated Company controlled by Mr. Zhang Hongcheng

Amounts due to related parties are as follows:

	September 30,
	2011	2010
Loans from related parties
Hongxiang Audio & Video Products Co., Ltd.	$ -	$ 29,890
Guangdong Endless Culture Co., Ltd.	27,112	635,118
Total due to related parties	$ 27,112	$ 665,008

From time to time, employees of the related parties may perform certain business functions for the Company and vise versa.  For the year ended September 30, 2011 and 2010, Guangdong Endless Culture Co., Ltd. (“GEC”) paid $101,633 and $38,268, respectively to the employees of the Company as compensation expenses for services rendered to GEC and not included in the Company’s consolidated financial statements. The Company paid $79,221 and $50,381, respectively to the employees of GEC as compensation for services rendered to the Company.  The amounts are included in the Company’s consolidated financial statements.

The Company has eight business locations, and two of them are subleased from GEC. In March 2008, GEC entered into a lease agreement with Xidan Joy City on behalf of FAB Media for a term of eight-year from April 2008 to March 2016. Subsequently, FAB Media entered into a sublease agreement with GEC. The average monthly rent expense is $47,420. FAB Media paid the rental and promotion expense to Xidan Joy City directly.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - RELATED-PARTY TRANSACTIONS (Continued)

In May 2011, GEC entered into another lease agreement with Guoson Mall on behalf of FAB Digital for a term of five-year period from May 2011 to August 2016. The average monthly rent expense is $ 66,169; the promotion expense and property management fees are $ 1,361 and $ 20,004 per month respectively. FAB Digital paid the rental and promotion expense to Guoson Mall directly.

Future minimum annual rental payments due for Xidan Joy city and Guoson Mall are as follows:

Rental
Fiscal Year	Commitments
2012	$1,658,252
2013	1,658,252
2014	1,658,252
2015	1,658,252
2016	1,187,650
Total	$7,820,658

10 - CASH DIVIDENDS

In February 2010, the Board of Directors of both FAB Media and FAB Digital declared and approved a total of $7,360,854 (RMB 50,141,000) cash dividends to their shareholders. $5,583,068 (RMB 38,031,000) and $2,197,429 (RMB 14,410,000) were paid in 2010 and 2011, respectively.

In March, 2011, the Board of Directors of FAB Digital declared and approved and declared a total of $5,670,417 (RMB 37,245,000) cash dividends to its shareholders according to their relative percentage, of which $5,728,082 (RMB 37,245,000) was subsequently paid.

In September, 2011, the Board of Directors of FAB Media also declared and approved and declared a total of $7,050,960 (RMB 45,000,000) cash dividends to their shareholders, of which $5,429,269 (RMB 34,700,000) was subsequently paid.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - STATUTORY RESERVE

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net income. Such appropriation may cease if the balance of the fund is equal to 50% of the entities’ registered capital or shareholders’ equity. The Company has reserved $131,825 at both September 30, 2011 and 2010 since the amount has reached the statutory limit of 50% of the registered capital.

12 - INCOME TAXES

The Company was incorporated in Hong Kong in November 2010, and did not earn any income that was derived in Hong Kong for the years ended September 30, 2011 and 2010 and therefore was not subject to Hong Kong income tax.

DGC, FAB Digital and JLTST were organized under the laws of the People’s Republic of China (“PRC”) which are subject to Enterprise Income Tax (“EIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the Enterprise Income Tax Law. Pursuant to the PRC Income Tax Laws, DGC, FAB Digital and JLT are subject to EIT at a statutory rate of 25%.

FAB Media was qualified as a High and New Technology Enterprise in Beijing High-Tech Zone in December 24, 2010, and was entitled to a preferential tax rate of 15% for three years from January 2011 to December 2013.

   The Company files income tax returns with both the National Tax Bureau and the Local Tax Bureaus in the PRC. All tax returns of the Company since inception are subject to tax examination by tax authorities.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - INCOME TAXES

The Company recognized a deferred tax asset in the amount of $ 2,146,463 and $ 898,082 at September 30, 2011 and 2010, respectively.  Deferred tax assets represent deductible temporary differences arising from deferred revenue and the allowance for doubtful accounts. The components of deferred tax assets are as follows:

	September 30,
	2011	2010

Deferred tax assets
Allowance for doubtful accounts	$ 395	$ 238,530
Deferred revenue	2,146,068	659,552
Total deferred tax assets	$ 2,146,463	$ 898,082

Classification on consolidated balance sheets
- Deferred tax assets, current	$ 1,087,070	$ 842,150
- Deferred tax assets, non-current	1,059,393	55,932

The Company has identified deferred tax related errors from periods prior to the year ended September 30, 2011. Accordingly, the balance sheet for September 30, 2010 has been adjusted to increase deferred income tax assets by $842,150 in the current asset section, increase deferred tax assets by $56,000 in the noncurrent section. A deferred tax benefit of $139,761 is reflected in the consolidated statement of income and comprehensive income with a corresponding increase to retained earnings. In addition, the Company recorded an increase to retained earnings as of September 30, 2009 by $739,297 in the consolidated statements of changes in shareholders' equity

Income tax expense (benefit) consists of:

	Year Ended September 30,
	2011	2011
Current income tax	$ 5,509,755	$ 4,412,575
Deferred income tax benefit	(1,177,008)	(137,284)
	$ 4,332,747	$ 4,275,291

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - INCOME TAXES (Continued)

The following table reconciles PRC statutory rates to the Company’s effective tax rate for the years ended September 30, 2011 and 2010:

	2011	2010

Statutory income tax rate	25%	25%
Exemption rendered by local tax authorities	-5%	0%
Nondeductible expenses - permanent differences	3%	2%
Effective tax rate	23%	27%

Taxes payable consist of the following as of September 30, 2011 and 2010:

	September 30,
	2011	2010
VAT payable	$ 484,187	$ 339,807
Income tax payable	1,183,157	1,077,996
Business tax payable	385,294	314,107
Other	149,737	86,151
Total taxes payable	$ 2,202,375	$ 1,818,061

13 - SUBSIDY INCOME

As an incentive for cultural creative industry development, FAB Media received a special grant for a carton project from Finance Bureau of Eastern District of Beijing, amounting to $69,960 as subsidy income for the year ended September 30, 2011.

As an incentive for selling genuine entertainment products, the Company received a special grant from the Management Committee of Yonghe Garden, Eastern District of Beijing, amounting to   $369,944 as subsidy income for the year ended September 30, 2010.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14 - LEASE AND RENTAL COMMITMENTS

The Company conducts all of its retail sales and corporate operations in leased facilities.

Rent expense under noncancellable operating leases for the Company’s flagship stores and warehouses was as follows:

	Year Ended September 30,
	2011	2010
FAB Media	$650,825	$1,065,244
FAB Digital	1,286,631	1,029,600
Total rent expense	$1,937,456	$2,094,844

The Company recognizes fixed minimum rent expense on noncancellable leases on a straight-line basis over the term of leases, and records the difference between the rental expense paid and the amounts due under the leases as a rent liability or asset. Rent liability in the amount of $1,716,730 and $159,784 at September 30, 2011 and 2010, respectively, is included in accrued expenses.

Future minimum annual rental payments due under these noncancellable operating leases are as follows:

Rental
Fiscal Year	Commitments

2012	$ 1,862,666
2013	1,709,355
2014	1,658,252
2015	1,658,252
2016	1,187,650
Total	$8,076,175

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15 - CONCENTRATIONS

Major Customers and Suppliers

For the years ended September 30, 2011 and 2010, no individual customer accounted for more than 10% of the total revenues, no single customer accounted for more than 10% of total outstanding accounts receivable.

For the year ended September 30, 2011, no individual suppliers accounted for more than 10% of the Company’s purchases, no single vendor accounted for more than 10% of total outstanding accounts payable. For the year ended September 30, 2010, four vendors accounted for 48% of the Company’s total purchases, individually accounting for 15%, 13%, 10% and 10%.  Two vendors accounted for 24% of the total outstanding accounts payable, individually accounting for 13% and 11%.

16 - SEGMENT INFORMATION

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company is engaged in distribution of digital entertainment products and services. The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company has determined that it has three operating segments which are wholesale, retail and FAB kiosks.

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16 - SEGMENT INFORMATION (Continued)

The following tables present summary information by segment for the years ended September 30, 2011 and 2010, respectively:

	Year Ended September 30, 2011
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$44,745,502	$9,731,922	$16,374,908	$70,852,332
Cost of revenues	37,027,596	7,261,104	2,303,958	46,592,658
Gross profit	7,717,906	2,470,818	14,070,950	24,259,674
Depreciation and amortization	155,491	404,204	60,489	620,184
Total capital expenditures	7,712,006	2,977,182	3,143,434	13,832,622
Total assets	23,991,074	13,560,563	9,332,959	46,884,596

	Year Ended September 30, 2010
			Revenue from
	Wholesale	Retail	FAB Kiosks	Consolidated
Revenues	$31,937,150	$7,822,811	$15,760,777	$55,520,738
Cost of revenues	25,549,720	5,354,537	4,287,637	35,191,894
Gross profit	6,387,430	2,468,274	11,473,140	20,328,844
Depreciation and amortization	236,217	101,021	38,305	375,543
Total capital expenditures	8,737	3,736	1,417	13,890
Total assets	16,677,061	7,132,161	2,704,389	26,513,611

DIGITAL ENTERTAINMENT INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17- CONTINGENCY

In August 9, 2011, Wizzard Software Corporation (“WSC”), a Colorado corporation, executed a Memorandum of Understanding with Digital HK to acquire 100% of the outstanding shares of Digital HK.  In return for 100% of the outstanding shares of Digital HK, Wizzard will issue 49% of its outstanding shares at the time of the closing to Digital HK and two new seats on the Board of Directors.  The transaction, which is expected to close in February 2012, is subject to substantial due diligence, approvals by each company’s shareholders, the satisfaction of customary closing conditions and regulatory approvals both in the U.S. and China. As of the date of this report, due diligence is approaching the completion stage.

The Labor Contract Law of the People’s Republic of China requires employers to assure the liability of the severance payments if employees are terminated and have been working for the employers for at least two years prior to January 1, 2008. The employers will be liable for one month for severance pay for each year of the service provided by the employees. Based on management estimate, the probability of payment is remote.

In April 2010, FAB Media filed suit against Beijing Times Square Development Company in the Beijing Xicheng District People’s Court, alleging breach of contract of an agreement entered into with the defendants in 2008 and seeking damages of $281,942 (RMB1,800,000). As of the date of the report, the lawsuit remains pending.

18 - SUBSEQUENT EVENTS

On December 27, 2011, Mr. Wang Gang and Mr. Zhang Hongcheng entered into a share transfer agreement. Pursuant to the agreement, Mr. Wang Gang, one of the major shareholders of FAB Media, agreed to transfer his 60% equity interest of FAB Media to Mr. Zhang Hongcheng. As of the date of this report, Mr. Zhang Hongcheng and Mr. Ma Jiliang are the owners of FAB Media, with the percentage of ownership of 60% and 40%, respectively.

These consolidated financial statements were approved by management and available for issuance on January 19, 2012.  In accordance with ASC 855, the Company evaluated subsequent events through the date these consolidated financial statements were issued.